    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1999
                                                      REGISTRATION NO. 333-71313

================================================================================

                                   SECURITIES
                             AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                               SANMINA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                         -----------------------------

           DELAWARE                                             77-0228183
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                          -----------------------------


                              355 EAST TRIMBLE ROAD
                               SAN JOSE, CA 95131
                                 (408) 954-5500
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                          -----------------------------

                                    JURE SOLA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               SANMINA CORPORATION
                              355 EAST TRIMBLE ROAD
                               SAN JOSE, CA 95131
                                 (408) 954-5500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         -----------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE
===================================================================================================
                              PROPOSED MAXIMUM        PROPOSED          MAXIMUM          AMOUNT OF
    TITLE OF SHARES             AMOUNT TO BE       OFFERING PRICE      AGGREGATE       REGISTRATION
    TO BE REGISTERED             REGISTERED         PER SHARE(1)    OFFERING PRICE(1)       FEE
===================================================================================================
Common Stock
 $0.01 par value per share     500,000 shares           $65            32,500,000           (2)
===================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 26, 1999 pursuant to Rule 457(c).

(2)  Previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 11, 1999

                               SANMINA CORPORATION

                                 500,000 SHARES
                                  COMMON STOCK


THE SHARES OFFERED IN THIS PROSPECTUS INVOLVED A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THESE SECURITIES.

Our Common Stock is quoted on the Nasdaq National Market System (the "Nasdaq") under the symbol "SANM". On January 26, 1999, the average for the high and low price of our Common Stock on the Nasdaq was $65 per share.

This Prospectus relates to the public offering of 500,000 shares of Sanmina Common Stock, $0.01 par value, (the "Shares") and will not be underwritten. The Shares may be offered and sold from time to time by certain of our stockholders (the "Selling Stockholders") who acquired the shares when one of our subsidiaries, SANM Acquisition Subsidiary, Inc., merged into Telo Electronics, Incorporated. As a result of this merger, Telo has become a wholly-owned subsidiary of ours.

We will not receive any proceeds from the sale of the Shares. We will pay for costs relating to the registration of the Shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is ___________, 1999

                                TABLE OF CONTENTS


                                                              Page
     THE COMPANY.............................................. 1

     RISK FACTORS............................................. 2

     USE OF PROCEEDS.......................................... 5

     SELLING STOCKHOLDER...................................... 5

     PLAN OF DISTRIBUTION..................................... 6

     LEGAL MATTERS............................................ 6

     EXPERTS.................................................. 7

     WHERE YOU CAN FIND MORE INFORMATION...................... 7

     INDEMNIFICATION OF OFFICERS AND DIRECTORS................ 7


SPECIAL NOTE: THE FOLLOWING DISCUSSION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS. ACTUAL RESULTS MAY DIFFER FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS INCLUDE THOSE FACTORS BELOW UNDER THE HEADING "RISK FACTORS."

                                   THE COMPANY


SERVICE PROVIDERS


Sanmina Corporation ("Sanmina," "we," "us" or "our") is a leading independent provider of customized integrated electronic manufacturing services ("EMS"). We provide turnkey electronic assembly and manufacturing management services, to original equipment manufacturers ("OEM") in the electronics industry. Sanmina primarily manufactures complex printed circuit board assemblies using surface mount ("SMT") and pin-through hole ("PTH") interconnection technologies, custom designed backplane assemblies and complex multi-layered printed circuit boards. We also test and assemble the completed systems. In addition to assembly, turnkey manufacturing, management also involves procurement and materials management as well as consultation on printed circuit board design and manufacturing.

Through our Sanmina Cable Systems ("SCS") subsidiary, we also manufacture custom cable and wire harness assemblies for electronic industry OEMs. As part of the Elexsys International acquisition completed in November 1997, we currently operate a metal stamping and plating business.


MARKET NICHE AND CUSTOMER BASE


Sanmina was formed in 1989 to acquire the printed circuit board and backplane operations of its predecessor company, which has been in the printed circuit board and backplane business since 1980. Various electronic components, such as integrated circuits, capacitors, microprocessors and resistors are mounted on SMT and PHT printed circuitboard assemblies. These assemblies are key functional elements of many types of electronic products. Backplane assemblies are large printed circuit boards on which connectors are mounted to interconnect printed circuit boards, integrated circuits and other electronic components. Our interconnect products generally require greater manufacturing expertise and have shorter delivery cycles than mass produced interconnect products. Therefore, our products typically have higher profit margins. Our customers include leading OEMs in the telecommunications, networking (data communications), industrial medical instrumentation and high-speed computer systems sectors.


LOCATION OF FACILITIES


Our assembly plants are located in Northern California, Richardson, Texas, Manchester, New Hampshire, Durham, North Carolina, Guntersville, Alabama, and Dublin, Ireland. Our printed circuit board fabrication facilities are located in Northern California, Southern California, Nashua, New Hampshire, and Peterborough, England. SCS's manufacturing facility is located in Carrollton, Texas. As a result of Sanmina's recent acquisition of Altron Inc., we added new fabrication and assembly plants in the Boston Massachusetts area, Northern California, Richardson and Plano, Texas.

Sanmina's headquarters are located at 355 East Trimble Road, San Jose, California 95131. Sanmina's telephone at this location is (408) 954-5500.

                                  RISK FACTORS

This Prospectus (including the documents incorporated by reference in this Prospectus) contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements of Sanmina's expectations, beliefs, intentions or future strategies. We base all forward looking statements on information available to us on the date of this Prospectus. We will not update any such forward looking statements. Actual results could differ materially from those in the forward looking statements because of the risk factors set forth below and in the documents incorporated by reference in this Prospectus. In addition to the information in this report and in the documents incorporated by reference, you should carefully consider the following risk factors before buying our securities.


DEPENDENCE ON ELECTRONICS INDUSTRY

Sanmina's business heavily depends on the health of the electronics industry. Our customers are manufacturers in the telecommunications, networking (data communications), industrial and medical instrumentation and high speed computer systems segments of the electronics industry. These industry segments, and the electronics industry as a whole, are subject to rapid technological change and product obsolescence. Our customers can discontinue or modify products containing our components, adversely affecting results of operations. The electronics industry also experiences economic cycles and recessionary periods. A general recession in the electronics industry could have a material adverse effect on Sanmina's business, financial condition and results of operations.


FACTORS AFFECTING OPERATING RESULTS

Our results of operations have varied and may continue to fluctuate significantly from period to period, including on a quarterly basis. A number of factors effect our operating results. These factors include timing of orders from major customers, mix of product ordered by and shipped to major customers, the volume of orders, as well as our ability to effectively manage inventory and fixed assets and to time expenditures in anticipation of future sales. Our results are also affected by the mix of products between backplane assemblies and printed circuit boards.

We typically do not obtain long-term volume purchase contracts from our customers and recently experienced reduced lead times in customer orders. Customer orders may be canceled and volume levels may be changed or delayed. In particular, our customers cancelled and rescheduled shipment dates during the fourth fiscal quarter of 1998. The timely replacement of canceled, delayed or reduced contracts with new business cannot be assured.

From time to time, we experience changes in the volume of sales to each of our principal customers. Operating results may be affected on a period-to-period basis by these changes. Our customers generally require short delivery cycles. A substantial portion of our backlog is typically scheduled for delivery within 120 days. Quarterly sales and operating results therefore depend in large part on the volume and timing of bookings received during the quarter, which are difficult to forecast. Our backlog also affects our ability to plan production and inventory levels. This could lead to fluctuations in operating results.

A significant portion of Sanmina's operating expenses are relatively fixed in nature and planned expenditures are based in part on anticipated orders. Any inability to adjust spending quickly enough to compensate for any revenue shortfall may magnify the adverse impact of such revenue shortfall on our results of operations. Results of operations in any period should not be considered indicative of the results to be expected for any future period. In addition, fluctuations in operating results may also result in fluctuations in the price of our Common Stock.

COMPETITION AND TECHNOLOGICAL CHANGE

The electronic interconnect product industry is highly fragmented and intensely competitive. Sanmina competes in the technologically advanced segment of the interconnect product market. This segment is much less fragmented than the industry as a whole. Our competitors consist primarily of larger manufacturers of interconnect products. Some of these competitors have greater manufacturing and financial resources than Sanmina as well as greater SMT assembly capacity. As a participant in the interconnect industry, we must continually develop improved manufacturing processes to accommodate our customers' needs for increasingly complex products.

During periods of recession in the electronics industry, our competitive advantages in the areas of quick turnaround manufacturing and responsive customer service may be of reduced importance to electronics OEMs, who may become more price sensitive. In addition, captive interconnect product manufacturers increase price competition by seeking orders in the open market to fill excess capacity. We may be at a competitive disadvantage with respect to price when compared to manufacturers with lower cost structures, particularly those with offshore facilities where labor and other costs are lower.

RISKS ASSOCIATED WITH ACQUISITIONS AND EXPANSIONS

We have, for the past several fiscal years, pursued a strategy of growth. This growth has come in part through acquisitions. These acquisitions have involved both acquisitions of entire companies, such as the June 1995 acquisition of Assembly Solutions in Manchester, New Hampshire, the January 1996 acquisition of Golden Eagle Systems, now known as Sanmina Cable Systems, the November 1997 merger with Elexsys, the February 1998 acquisition of Pragmatech, the November 1998 merger with Altron and the December 1998 merger with Telo. We have also acquired several smaller operations and companies.

In other instances we acquired selected assets, principally equipment, inventory and customer contracts and, in certain cases, facilities or facility leases. For example, the November 1996 acquisitions of the Guntersville, Alabama operations of Comptronix Corporation and certain assets of the custom manufacturing services division of Lucent Technologies. In addition to these acquisitions, we have also grown our operations through internal expansion, such as the opening of our Richardson, Texas assembly facility, Durham, North Carolina assembly facility and Dublin, Ireland assembly facility. Acquisitions of companies and businesses and expansion of operations involves certain risks, including the following:

     o the potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economies of scale or other value,

     o    diversion of management's attention,

     o difficulties in scaling up production at new sites and coordinating management of operations at new sites,

     o    loss of key employees of acquired operations.

Sanmina may experience problems in integrating operations of our recent or future acquisitions. We cannot assure that any acquisition will result in a positive contribution to our results of operations. Neither can we assure that value from any such acquisition will equal or exceed its cost. In particular, the successful combination of Sanmina and Altron will require substantial effort from each company, including the integration and coordination of sales and marketing efforts. The diversion of the attention of management, the interruption of, or a loss of momentum in, Altron's activities, problems associated with integration of management information and reporting systems, and delays in implementing consolidation plans, could adversely impact our anticipated benefits of the merger.

We cannot assure that we will realize our anticipated benefits from expanding our existing operations to new sites. Our future acquisitions may result in dilutive issuances of equity securities, the incurrence of additional debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense. These factors could have a material adverse effect on our business, financial condition and results of operations.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS.

We opened our first overseas facility, located in Dublin, Ireland, in June 1997. We have also obtained a printed circuit board fabrication facility in Peterborough, England as a result of the acquisition of Elexsys. A number of risks are inherent in international operations and transactions. International sales and operations may be limited or disrupted by the imposition of government controls, export license requirements, political instability, trade restrictions, changes in tariffs, and difficulties in staffing, coordinating communications among and managing international operations. Our business, financial condition and results of operations may be adversely affected by fluctuations in international currency exchange rates, increases in duty rates, difficulties in obtaining export licenses, constraints on our ability to maintain or increase prices, and competition.

We cannot assure that we will benefit from our expansion in Ireland or that our international operations will contribute positively to our business, financial condition and results of operations. Difficulties encountered in scaling up production at overseas facilities or in coordinating our United States and international operations, as well as failure of the international operations to increase revenue, could adversely effect our business, financial condition and results of operations.


SANMINA IS SUBJECT TO RISKS RELATED TO YEAR 2000 PROBLEMS.

Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As the Year 2000 approaches, these code fields will need to accept four digit entries to distinguish years beginning with "19" from those beginning with "20." As a result, in less than one year, computer systems and/or software products used by many companies may need to be upgraded to comply with such Year 2000 requirements.

Sanmina is currently expending resources to review our products and services. We are also reviewing our internal use software in order to identify and modify those products, services and systems that are not Year 2000 compliant. Additionally, we are evaluating the need for contingency plans with respect to Year 2000 requirements. The necessity of any contingency plan must be evaluated on a case-by-case basis and will vary considerably in nature depending on the Year 2000 issue it may need to address. We cannot be sure, however, that we will be able to solve all potential Year 2000 issues. Our reliance on our key suppliers, and therefore on the proper functioning of their information systems and software, is increasing. We cannot assure that another company's failure to address Year 2000 issues could not adversely effect us.

Sanmina has initiated formal communications with each of our significant suppliers and customers to determine the extent to which we are vulnerable to those third parties' failure to remediate their own Year 2000 issues. We request our third party vendors to represent that their products and services are Year 2000 compliant and that they have a program to test for Year 2000 compliance. However, the response of those third parties is beyond our control. To the extent that we do not receive adequate responses by February 28, 1999, we are prepared to develop contingency plans, with completion of these plans scheduled for no later than March 31, 1999.

At this time, Sanmina cannot estimate the additional cost, if any, that might develop from such contingency plans. Breakdowns in our computer systems and applications, such as our manufacturing application software, our bar-coding systems, and the computer chips embedded in our plant equipment, as well as other Year 2000-related problems such as disruptions in the delivery of materials, power, heat or water to our facilities, could prevent us from manufacturing and shipping our products. We plan to replace or upgrade or otherwise work around any of our date driven systems that are not Year 2000 compliant. Our Year 2000 Project Team completed compliance solutions by January 31, 1999. We intend to complete compliance testing by June 30, 1999.

If Sanmina fails to correct a material Year 2000 problem, our normal business activities and operations could be interrupted. Such interruptions could materially and adversely affect our results of operations, liquidity and financial condition. To date, we do not consider Year 2000 costs to be material to our financial condition. We currently estimate that, in order to complete Year 2000 compliance, we will be required to incur expenditures of approximately $1.1 million.

POSSIBLE VOLATILITY OF STOCK PRICE.

The trading price of our Common Stock has and could in the future fluctuate in response to variations in quarterly operating results, developments in the electronics industry, general economic conditions, changes in securities analysts' recommendations regarding our securities and other factors. In recent years, price and volume fluctuations in the stock market have affected the market prices of technology companies. Such fluctuations have often been unrelated to or disproportionately impacted by the operating performance of such companies. These broad market fluctuations may adversely affect the market price of Sanmina's Common Stock.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders in the offering.

                              SELLING STOCKHOLDERS

The following table sets forth certain information as of December 29, 1998 with respect to each Selling Stockholder:

                                             SHARES
                                             OFFERED            SHARES BENEFICIALLY
NAME OF SELLING STOCKHOLDER                 HEREBY(1)        OWNED AFTER OFFERING(1)(2)
---------------------------                 ---------        --------------------------
                                                                Number       Percent
                                                                ------       -------
S. Zafar Jafri...............................  500,000          450,000         *
                                                                =======

------------------
*    Less than 1%.
(1) The rules and regulations of the Commission determines beneficial ownership. Such beneficial ownership generally includes voting or investment power with respect to securities. Beneficial ownership is based on information as of December 29, 1998 and assumes that there is outstanding an aggregate of 55,774,739 shares of Common Stock. As of December 29, 1998, no options had been issued to the Selling Stockholders named in this Prospectus. Except as subject to community property laws where applicable, we believe, based on information furnished by the Selling Stockholders that the person named in the table above has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him.

(2) Assumes the sale of all Shares offered by this Prospectus and no other purchases or sales of our Common Stock. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

The Selling Stockholders may sell the Shares separately or together, from time to time on the over-the-counter market at prices and on terms prevailing at the time of any such sale. Any such sale may be made:

  o in broker's transactions through broker-dealers acting as agents;

  o in transactions directly with market makers; or

  o in privately negotiated transactions where no broker or other third party (other than the purchaser) is involved.

The Selling Stockholders will pay:

  o selling commissions or brokerage fees, if any;

  o all applicable transfer taxes; and

  o all fees and costs of counsel incurred in connection with the sale.

During such time as the Selling Stockholders may be attempting to sell Shares registered hereunder, they will:

     (i) not engage in any stabilization activity in connection with any of Sanmina's securities;

     (ii) furnish copies of this Prospectus, as supplemented or amended to each person to whom shares may be offered; and

     (iii) not bid for or purchase any of Sanmina's securities other than as permitted under the Exchange Act.


The Selling Stockholders, and any other persons who participate in the sale of the Shares, may be deemed to be "Underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on resale of the Shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

With regard to the Shares, the Company has agreed to maintain the effectiveness of this Registration Statement until two years after the effective date of this Registration Statement or less if the distribution described herein has become effective.

We will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. The Selling Stockholders have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

     Certain legal matters with respect to the legality of issuing the Common Stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304.

                                     EXPERTS

     The financial statements and schedule incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants. We include these statements and schedule in reliance upon the authority of Arthur Anderson LLP as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

GOVERNMENT FILINGS

We file proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Exchange Act of 1934. You can inspect and copy this information at regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048; and at the Public Reference Office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of such material from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding Sanmina and other companies that file electronically with the Commission.

INFORMATION INCORPORATED BY REFERENCE

We incorporate by reference the following documents and all future documents filed by Sanmina pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

     1. Our Annual Report on Form 10-K for the year ended September 30, 1998, filed December 21, 1998.

     2.   Our Current Report on Form 8-K filed December 14, 1998.

     3. Our Proxy Statement for our 1999 meeting of stockholders filed December 30, 1998.

You may request free copies of these filings by writing or telephoning the Company. Requests should be directed to Bernard J. Whitney, Chief Financial Officer, Sanmina Corporation, 355 East Trimble Road, San Jose, California 95131, telephone: (408) 954-5500.

You should rely only on the information incorporated by reference or provided in this Prospectus or a prospectus supplement or amendment. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Also, this Prospectus does not offer to sell any securities other than the securities covered by this Prospectus. You should not assume that the information in this Prospectus or a prospectus supplement or amendment is accurate as of any date other than the date on the front of the document.

Shares of our Common Stock are traded as "National Market Securities" on the Nasdaq National Market. Documents we file can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

ADDITIONAL INFORMATION

This Prospectus constitutes a part of a Registration Statement on Form S-3 (referred to, together with all amendments and exhibits, as the "Registration Statement") filed by Sanmina with the Securities and Exchange Commission (the "Commission") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement. The rules and regulations of the Commission permit us to omit certain parts. For further information, refer to the Registration Statement. Statements concerning the provisions of any document are not necessarily complete. We qualify each such statement, in its entirety, by reference to the Registration Statement filed with the Commission.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article X of Sanmina's Bylaws provide for indemnification of our directors and officers, employees and other agents to the maximum extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Commission, such indemnification is against public policy, as stated by the Commission, and is, therefore, unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale and distribution of the Common Stock being registered. Selling commissions and brokerage fees and any applicable transfer taxes and fees and disbursements of counsel for the Selling Stockholders are payable by the Selling Stockholders. All amounts are estimates except the registration fee.

                                             Amount to be Paid
                                             -----------------
     Registration Fee                              9,035
     Legal Fees and Expenses                      10,000
     Accounting Fees and Expenses                  8,000
     Miscellaneous                                 2,500
                                                  ------
     Total                                        29,535


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article X, Section 1 of the Registrant's Bylaws provide for indemnification of its directors and officers to the maximum extent permitted by law.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ----------------------
  2.1*      Registration Rights Agreement dated December 28, 1998 among Sanmina
            Corporation and the signatory listed thereon.

  5.1*      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 23.1*      Consent of Arthur Andersen LLP.

 23.2*      Consent of Counsel (included in Exhibit 5.1).

 24.1*      Power of Attorney (included on page II-3).

----------------
* previously filed.


ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Sanmina pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No.1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 1th day of February 1999.

                                                    SANMINA CORPORATION

                                                    /s/ Bernard J. Whitney
                                                    ----------------------------
                                                    Bernard J. Whitney
                                                    Executive Vice President and
                                                    Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No.1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                      TITLE                     DATE
---------                                      -----                     ----
    Jure Sola*                     Chairman of the Board and        February 11, 1999
--------------------------------   Chief Executive Officer
JURE SOLA                          (Principal Executive Officer)

/s/ Bernard J. Whitney             Executive Vice President         February 11, 1999
--------------------------------   and Chief Financial Officer
BERNARD J. WHITNEY                 (Principal Financial and
                                   Accounting Officer)

    Bernard V. Vonderschmitt*      Director                         February 11, 1999
--------------------------------
BERNARD V. VONDERSCHMITT

    John C. Bolger*                Director                         February 11, 1999
--------------------------------
JOHN C. BOLGER


    Neil R. Bonke*                 Director                         February 11, 1999
--------------------------------
NEIL R. BONKE

    Mario M. Rosati*               Director                         February 11, 1999
--------------------------------
MARIO M. ROSATI

    Samuel Altschuler*             Director                         February 11, 1999
--------------------------------
SAMUEL ALTSCHULER


    /S/ Bernard J. Whitney
*By_____________________________
    Bernard J. Whitney
    (Attorney-In-Fact)


                                LIST OF EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ----------------------
  2.1*      Registration Rights Agreement dated December 28, 1998 among Sanmina
            Corporation and the signatory listed thereon.

  5.1*      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 23.1*      Consent of Arthur Andersen LLP.

 23.2*      Consent of Counsel (included in Exhibit 5.1).

 24.1*      Power of Attorney (included on page II-3).

-------------
* previously filed.